Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

(NORTHERN LIGHTS ETHANOL, LLC)

U.S. BANK NATIONAL ASSOCIATION (“Lender”), and NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited liability company (“Borrower”), by this Amendment to Amended and Restated Loan Agreement (this “Amendment”), hereby agree to amend the terms of the “Amended and Restated Loan Agreement” dated the 28th day of August, 2006, (the “Loan Agreement” or “this Agreement”) as follows:

WHEREAS, Borrower desires to borrow $4,300,000.00 from Lender to construct additional grain storage and handling equipment upon Borrower’s property (the “2007 Grain Bin Loan”). The 2007 Grain Bin Loan will be evidenced in part by a Promissory Note (the “2007 Grain Bin Note”) and a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (Construction Mortgage) (the “2007 Grain Bin Mortgage”), each dated September 21, 2007.

WHEREAS, Borrower also desires to borrow up to $9,000,000.00 from Lender on a revolving basis to use in Borrower’s ethanol production business (the “2007 Revolving Loan”). The 2007 Revolving Loan will be evidenced in part by a Promissory Note (the “2007 Revolving Note”) and a Mortgage, Security Agreement, Fixture Filing and Assignment of Rents (the “2007 Revolving Mortgage”).

WHEREAS, Borrower and Lender desire that the terms of die above Loan Documents be supplemented by certain terms and conditions of the Loan Agreement.

NOW THEREFORE, the Loan Agreement is amended as follows:

Amendment Section 1. The terms of the Loan Agreement apply to the 2007 Grain Bin Loan and 2007 Revolving Loan, except Articles II and III and the Construction Loan Addendum.

Amendment Section 2. The definitions of “Loan”, “Loan Documents,” “Mortgage” and “Note” in Section 1.1 of the Loan Agreement are amended by addition of the following language to each definition, respectively.

“Loan”: The definition of “Loan” contained in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Loan”: Collectively, the remaining obligations under the Original Loan as evidenced in part by $15,800,000.00, $3,900,000.00 and $8,000,000.00 Promissory Notes referenced in the Recitals, the remaining obligations under the Expansion Loan, and the obligations under the 2007 Grain Bin Note and 2007 Revolving Note.

“Loan Documents”: The term “Loan Documents” also includes the 2007 Grain Bin Note, 2007 Grain Bin Mortgage, 2007 Revolving Note and 2007 Revolving Mortgage.

“Mortgage”: The term “Mortgage” also includes the 2007 Grain Bin Mortgage and 2007 Revolving Mortgage.

“Note”: The term “Note” also includes the 2007 Grain Bin Note and the 2007 Revolving Note.

Amendment Section 3. The definition of “Working Capital” contained in Schedule V of the Loan Agreement is deleted in its entirety and replaced with the following:

Working Capital. The Borrower will not permit its Working Capital (the excess of its current assets over its current liabilities) to be less than $7,500,000.00 as of the effective date of this Amendment, Commencing Borrower’s fourth 2007 fiscal quarter end Borrower will not permit its Working Capital to be less than $10,000,000.00. For purposes of this definition “current assets” includes that amount of principal which at the date the Working Capital is calculated is available for advance to Borrower under the $48,000,000.00 revolving Promissory Note referenced in Recital G of this Agreement (including any renewal or replacement of such Note);  provided that on such date Borrower would be entitled to have such additional amount advanced under the terms of such Note.

Amendment Section 4. The obligation of Lender to make the first and any subsequent advance under the 2007 Grain Bin Loan or 2007 Revolving Loan are subject to Borrower fulfilling the following conditions in addition to any other requirement in a Note or other Loan Document: (i) all representations and warranties of Borrower made in the Loan Agreement shall remain true and correct as of the date of such advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, and no Default or Event of Default shall exist; (ii) Borrower has provided Lender (A) an opinion of counsel to the Borrower covering such matters as Lender may request; (B) a copy of the

Resolution of Borrower’s Board of Managers authorizing the execution, delivery and performance of the Loan Documents evidencing the 2007 Grain Bin Loan and 2007 Revolving Loan, and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such party authorized to execute such Loan Documents, certified as of the Closing Date by the secretary or an assistant secretary of the Borrower, or certification that there have been no changes in any such position since the encumbrance certificate provided Lender in connection with the Expansion Loan; (C) certification that there has been no change in the Borrower’s Articles of Organization or other organizational documents since the date of the Expansion Loan; (iii) Lender has obtained an update of the Tide Policy, or suitably marked up title insurance commitment issued by the Title Company unconditionally agreeing to issue a title policy, insuring Lender’s interest under the 2007 Grain Bin Mortgage and 2007 Revolving Mortgage containing only such exceptions and other terms that are acceptable to Lender; and (iv) such other documents and actions as Lender may require.

Amendment Section 5. This Amendment is effective September 21, 2007. This Amendment shall be interpreted consistently with the terms of the Loan Agreement; however to the extent there is a conflict in the provisions of the Loan Agreement and this Amendment, the terms of this Amendment shall control. Any capitalized terms not defined herein shall have the definition given such term in the Loan Agreement. All terms of the Loan Agreement not modified herein are hereby reaffirmed.

IN WITNESS WHEREOF, the parties have entered into this Amendment.

NORTHERN LIGHTS ETHANOL, LLC

By:	/s/ Delton Strasser
Delton Strasser
Its: President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Carl Johnson
Carl Johnson
Its:Assistant Vice President